Exhibit 99.1

NEWS RELEASE

Southcross Energy 1717 Main Street, Suite 5200, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Reports Second Quarter Results

DALLAS, Texas, August 9, 2017 - Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross” or the “Partnership”) today announced second quarter financial and operating results.

Southcross’ net loss was $15.9 million for the quarter ended June 30, 2017, compared to $7.4 million for the same period in the prior year and $15.4 million for the quarter ended March 31, 2017. Adjusted EBITDA (as defined below) was $17.1 million for the quarter ended June 30, 2017, compared to $15.6 million for the same period in the prior year and $18.0 million for the quarter ended March 31, 2017. Adjusted EBITDA for the second quarter was 5% lower than the prior quarter due to normal seasonal variations at our Mississippi and Alabama assets. This was partially offset by lower companywide general and administrative expenses resulting from cost savings initiatives.

Processed gas volumes during the quarter averaged 267 MMcf/d, a decrease of 16% compared to 319 MMcf/d for the same period in the prior year and an increase of 4% compared to 256 MMcf/d for the quarter ended March 31, 2017. The quarter-over-quarter increase reflects improved rig count activity in our core areas.

Capital Expenditures

For the quarter ended June 30, 2017, growth and maintenance capital expenditures were $6.1 million and were related primarily to the installation of a new gas gathering pipeline in Mississippi and required safety and reliability upgrades. Southcross continues to expect that net capital expenditures for full-year 2017, including growth and maintenance expenditures, will be in the range of $15 million to $20 million and will be limited to projects with contractually committed volumes, along with recurring maintenance spending.

Capital and Liquidity

As of June 30, 2017, Southcross had total outstanding debt of $547 million, including $113 million under its revolving credit facility, as compared to total outstanding debt of $560 million as of December 31, 2016.

Cash Distributions and Distributable Cash Flow

Distributable cash flow (as defined below) for the quarter ended June 30, 2017 was $8.0 million, compared to $6.7 million for the same period in the prior year and $8.9 million for the quarter ended March 31, 2017. The Partnership did not make a cash distribution for the quarter ended June 30, 2017 and is restricted from making cash distributions until the Partnership’s consolidated total leverage ratio, as defined under its credit agreement, is at or below 5.0x to 1.

About Southcross Energy Partners, L.P.
Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include two gas processing plants, one fractionation plant and approximately 3,100 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include: the expectations, plans, strategies, objectives and growth of Southcross; and anticipated capital expenditures and Adjusted EBITDA. Although Southcross believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, Southcross can give no assurance they will prove to be correct. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause Southcross’ actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting Southcross is described in reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K and in subsequent reports, which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Any forward-looking statements in this press release are made as of the date hereof and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.
Use of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States, or GAAP. We also present the non-GAAP financial measures of Adjusted EBITDA and distributable cash flow.

We define Adjusted EBITDA as net income/loss, plus interest expense, income tax expense, depreciation and amortization expense, equity in losses of joint venture investments, certain non-cash charges (such as non-cash unit-based compensation, impairments, loss on extinguishment of debt and unrealized losses on derivative contracts), major litigation costs net of recoveries, transaction-related costs, revenue deferral adjustment, loss on sale of assets, severance expense and selected charges that are unusual or non-recurring; less interest income, income tax benefit, unrealized gains on derivative contracts, equity in earnings of joint venture investments, gain on sale of assets and selected gains that are unusual or non-recurring. Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

Adjusted EBITDA is a key metric used in measuring our compliance with our financial covenants under our debt agreements and is used as a supplemental measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions; operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and the attractiveness of capital projects and acquisitions and the overall rates of return on investment opportunities.

We define distributable cash flow as Adjusted EBITDA, plus interest income and income tax benefit, less cash paid for interest (net of capitalized costs), income tax expense and maintenance capital expenditures. We use distributable cash flow to analyze our liquidity. Distributable cash flow does not reflect changes in working capital balances. Distributable cash flow is used to assess the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.

Adjusted EBITDA and distributable cash flow are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition, results of operations and cash flows from operations. Reconciliations of Adjusted EBITDA and distributable cash flow to their most directly comparable GAAP measure are included in this press release. Net income and net cash provided by operating activities are the GAAP measures most directly comparable to Adjusted EBITDA. The GAAP measure most directly comparable to distributable cash flow is net cash provided by operating activities. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool because each excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider Adjusted EBITDA or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

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Contact:
Southcross Energy Partners, L.P.
Mallory Biegler, 214-979-3720
Investor Relations
investorrelations@southcrossenergy.com

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Revenues	$127,970	$100,141	$242,357	$195,596
Revenues - affiliates	40,308	24,561	81,079	48,832
Total revenues	168,278	124,702	323,436	244,428

Expenses:
Cost of natural gas and liquids sold	132,948	85,619	251,639	165,066
Operations and maintenance	15,195	19,615	29,501	36,393
Depreciation and amortization	18,302	18,908	36,152	37,449
General and administrative	4,863	8,162	13,059	16,048
Impairment of assets	—	—	649	—
Gain on sale of assets	(129)	(12,576)	(191)	(12,576)
Total expenses	171,179	119,728	330,809	242,380

Income (loss) from operations	(2,901)	4,974	(7,373)	2,048
Other income (expense):
Equity in losses of joint venture investments	(3,331)	(3,534)	(6,647)	(6,963)
Interest expense	(9,636)	(8,833)	(18,739)	(18,003)
Gain on insurance proceeds	—	—	1,508	—
Total other expense	(12,967)	(12,367)	(23,878)	(24,966)
Loss before income tax benefit (expense)	(15,868)	(7,393)	(31,251)	(22,918)
Income tax benefit (expense)	(2)	(3)	(2)	3
Net loss	$(15,870)	$(7,396)	$(31,253)	$(22,915)
General partner unit in-kind distribution	(22)	(26)	(30)	(26)
Net loss attributable to partners	$(15,892)	$(7,422)	$(31,283)	$(22,941)

Earnings per unit
Net loss allocated to limited partner common units	$(9,648)	$(3,953)	$(19,020)	$(11,782)
Weighted average number of limited partner common units outstanding	48,538	33,921	48,530	31,183
Basic and diluted loss per common unit	$(0.20)	$(0.12)	$(0.39)	$(0.38)

Net loss allocated to limited partner subordinated units	$(2,426)	$(1,423)	$(4,786)	$(4,613)
Weighted average number of limited partner subordinated units outstanding	12,214	12,214	12,214	12,214
Basic and diluted loss per subordinated unit	$(0.20)	$(0.12)	$(0.39)	$(0.38)

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for unit data)
(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$17,221	$21,226
Trade accounts receivable	34,586	51,894
Accounts receivable - affiliates	26,344	7,976
Prepaid expenses	1,911	2,751
Other current assets	2,091	4,343
Total current assets	82,153	88,190

Property, plant and equipment, net	943,651	971,286
Investments in joint ventures	117,678	124,096
Other assets	2,428	2,504
Total assets	$1,145,910	$1,186,076

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$48,865	$50,639
Accounts payable - affiliates	249	524
Current portion of long-term debt	4,256	4,500
Other current liabilities	11,428	10,976
Total current liabilities	64,798	66,639

Long-term debt	532,655	543,872
Other non-current liabilities	13,522	11,936
Total liabilities	610,975	622,447

Commitments and contingencies

Partners' capital:
Common units (48,538,451 and 48,502,090 units outstanding as of June 30, 2017 and December 31, 2016, respectively)	237,504	255,124
Class B Convertible units (17,709,865 and 17,105,875 units issued and outstanding as of June 30, 2017 and December 31, 2016)	273,142	278,508
Subordinated units (12,213,713 units issued and outstanding as of June 30, 2017 and December 31, 2016)	14,163	19,240
General partner interest	10,126	10,757
Total partners' capital	534,935	563,629
Total liabilities and partners' capital	$1,145,910	$1,186,076

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(31,253)	$(22,915)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	36,152	37,449
Unit-based compensation	414	1,706
Amortization of deferred financing costs, original issuance discount and PIK interest	1,830	1,904
Gain on sale of assets	(191)	(12,576)
Unrealized gain on financial instruments	(19)	(55)
Equity in losses of joint venture investments	6,647	6,963
Distribution from joint venture investment	—	390
Impairment of assets	649	—
Gain on insurance proceeds	(1,508)	—
Other, net	(348)	(184)
Changes in operating assets and liabilities:
Trade accounts receivable, including affiliates	638	44,409
Prepaid expenses and other current assets	1,459	1,502
Deposits paid to suppliers	—	(3,837)
Other non-current assets	65	—
Accounts payable and accrued expenses, including affiliates	(684)	(27,808)
Other liabilities	(2,567)	3,000
Net cash provided by operating activities	11,284	29,948
Cash flows from investing activities:
Capital expenditures	(12,936)	(12,479)
Aid in construction payment receipts	6,644	45
Insurance proceeds from property damage claims, net of expenditures	2,000	125
Net proceeds from sales of assets	2,794	20,402
Investment contributions to joint venture investments	(230)	(5,287)
Net cash provided by (used in) investing activities	(1,728)	2,806
Cash flows from financing activities:
Borrowings under our credit facility	—	3,110
Repayments under our credit facility	(10,000)	(54,250)
Repayments under our term loan agreement	(3,225)	(2,250)
Payments on capital lease obligations	(247)	(204)
Financing costs	(44)	(86)
Tax withholdings on unit-based compensation vested units	(45)	(57)
Borrowing of senior unsecured paid in-kind notes	—	14,000
Repayment of senior unsecured paid in-kind notes and paid in-kind interest	—	(14,260)
Valley Wells operating expense cap adjustment	—	2,637
Common unit issuances to Holdings for equity contributions	—	11,884
Interest on receivable due from Holdings	—	233
Net cash used in financing activities	(13,561)	(39,243)

Net decrease in cash and cash equivalents	(4,005)	(6,489)
Cash and cash equivalents — Beginning of period	21,226	11,348
Cash and cash equivalents — End of period	$17,221	$4,859

SOUTHCROSS ENERGY PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATIONAL DATA
(In thousands, except for operating data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Financial data:
Adjusted EBITDA	$17,070	$15,599	$35,088	$36,295

Maintenance capital expenditures	$248	$836	$928	$3,112
Growth capital expenditures	5,823	6,124	12,008	9,322

Distributable cash flow	$7,993	$6,714	$16,912	$15,024

Operating data:
Average volume of processed gas (MMcf/d)	267	319	262	331
Average volume of NGLs produced (Bbls/d)	32,945	35,912	32,092	37,771
Average daily throughput Mississippi/Alabama (MMcf/d)	166	147	167	151

Realized prices on natural gas volumes ($/Mcf)	$3.22	$1.88	$3.28	$1.90
Realized prices on NGL volumes ($/gal)	0.65	0.30	0.62	0.33

SOUTHCROSS ENERGY PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$11,094	$47,119	$11,284	$29,948
Add (deduct):
Depreciation and amortization	(18,302)	(18,908)	(36,152)	(37,449)
Unit-based compensation	(157)	(725)	(414)	(1,706)
Amortization of deferred financing costs, original issuance discount and PIK interest	(879)	(831)	(1,830)	(1,904)
Gain on sale of assets	129	12,576	191	12,576
Unrealized gain on financial instruments	2	85	19	55
Equity in losses of joint venture investments	(3,331)	(3,534)	(6,647)	(6,963)
Distribution from joint venture investment	—	—	—	(390)
Impairment of assets	—	—	(649)	—
Gain on insurance proceeds	—	—	1,508	—
Other, net	63	62	348	184
Changes in operating assets and liabilities:
Trade accounts receivable, including affiliates	10,619	(35,310)	(638)	(44,409)
Prepaid expenses and other current assets	(2,089)	(329)	(1,459)	(1,502)
Other non-current assets	(4)	(280)	(65)	—
Accounts payable and accrued expenses, including affiliates	(11,415)	9,145	684	27,808
Deposits paid to suppliers	—	(11,463)	—	3,837
Other liabilities	(1,600)	(5,003)	2,567	(3,000)
Net loss	$(15,870)	$(7,396)	$(31,253)	$(22,915)
Add (deduct):
Depreciation and amortization	$18,302	$18,908	$36,152	$37,449
Interest expense	9,636	8,833	18,739	18,003
Gain on insurance proceeds	—	—	(1,508)	—
Income tax (benefit) expense	2	3	2	(3)
Impairment of assets	—	—	649	—
Gain on sale of assets	(129)	(12,576)	(191)	(12,576)
Revenue deferral adjustment	754	754	1,508	1,508
Unit-based compensation	157	725	414	1,706
Major litigation costs, net of recoveries	116	118	149	243
Equity in losses of joint venture investments	3,331	3,534	6,647	6,963
Severance expense	414	16	2,748	16
Retention bonus funded by Holdings	—	898	—	1,796
Valley Wells' operating expense cap adjustment	—	1,415	—	2,406
Fees related to Equity Cure Agreement	—	67	—	577
Distribution from joint venture investment	—	—	—	390
Expenses related to shut-down of Conroe processing plant and conversion of Gregory processing plant	313	—	607	—
Other, net	44	300	425	732
Adjusted EBITDA	$17,070	$15,599	$35,088	$36,295
Cash interest, net of capitalized costs	(8,827)	(8,046)	(17,246)	(18,162)
Income tax benefit (expense)	(2)	(3)	(2)	3
Maintenance capital expenditures	(248)	(836)	(928)	(3,112)
Distributable cash flow	$7,993	$6,714	$16,912	$15,024